EXHIBIT 3-2.1

CENTRAL VERMONT PUBLIC SERVICE CORPORATION SEVENTY SEVEN GROVE STREET RUTLAND, VERMONT Articles of Association Amended to _________________, 2010

Articles of Association of the CENTRAL VERMONT PUBLIC SERVICE CORPORATION
We, the Subscribers, hereby associate ourselves together as a corporation under the Laws of the State of Vermont, to be known by the name of

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

for the purpose of doing in the State of Vermont and/or elsewhere any and all of the things herein set forth, viz:

1.   To acquire by construction, purchase or otherwise, and to maintain and operate any plant or property for the production, sale, storage and distribution of electric energy, gas, ice, water, heat or light, and to acquire by construction, purchase or otherwise, and/or to maintain and operate any other similar property or business, and specifically, but without limiting the generality of the foregoing, to acquire, use and enjoy the properties, rights and franchises of existing public utilities, and to carry on the aforesaid business as a public utility in the State of Vermont and/or elsewhere.

As amended June 13, 1974
2.   To guarantee (a) the payment of dividends on any shares of capital stock (other than the shares of this corporation) now or hereafter issued, (b) the payment as to principal and/ or interest of bonds, debentures, evidences of indebtedness or obligations issued by any firm, company, corporation, or public utility in which this corporation has an interest and / or (c) the performance of the terms of any contracts or obligations now or hereafter entered into in which this corporation has an interest.

3. To purchase, sell and in general deal in and with electrical supplies, apparatus and merchandise of all kinds.
The principal office shall be located at Rutland, in the county of Rutland, in the State of Vermont.

The capital stock shall consist of 500,000 shares of Preferred Stock, $100 Par Value; 1,000,000 shares of Preferred Stock, $25 Par Value; 1,000,000 shares of Preference Stock, $l Par Value; 19,000,000 shares of Common Stock, $6 Par Value, which may be issued in part in fractions of a share.

As amended July 20, 1984 As amended Nov. 13, 1991 As amended August 11, 1992
The particular character of the preferences of the Preferred Stock, $100 Par Value, the Preferred Stock, $25 Par Value, and the Preference Stock, $l Par Value, and the respective rights and restrictions and voting powers and restrictions and qualifications thereof, and of the Common Stock, shall be as follows:

As amended Sept. 25, 1975 As amended August 11, 1992
1.   The shares of the said Preferred Stock, $100 Par Value, shall be of the par value of $100 each and may be issued, as the Board of Directors may determine, as Preferred Stock, $100 Par Value, 4.15% Dividend Series, and in one or more other series designated "Preferred Stock, $100 Par Value,       % Dividend Series" (inserting in each case the amount of the dividend rate as determined by the Board of Directors for each series), provided only that the total number of shares of all series thereof at any time outstanding shall not exceed the then total authorized number of shares of Preferred Stock, $100 Par Value.  All shares of said Preferred Stock, $100 Par Value, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except (1) as to the rate of dividends payable thereon, (2) the redemption price or prices thereof and any restrictions on the exercise by the corporation of its right to redeem them, (3) any provisions for a sinking fund for the redemption or purchase thereof, (4) the method of selecting shares to be redeemed for the sinking fund or otherwise, (5) the extent of their preference as to assets in the event of voluntary liquidation, dissolution or winding up of the corporation, (6) as to any conversion, participation or other special rights which may lawfully be provided for the particular series, and (7) the designation thereof.  The Board of Directors is expressly vested with the authority to establish, designate, fix and determine the relative rights and preferences of different series of Preferred Stock, $100 Par Value, an d the number of shares of each such series to the extent not inconsistent herewith.  All shares of the same series shall be identical in all respects and each certificate representing Preferred Stock, $100 Par Value, shall state the designation of the series in which the shares represented by such certificate are issued and the character of the preference of said shares.

As amended Sept. 25, 1975 As amended Oct. 17, 1944
2.   Holders of the Preferred Stock, $100 Par Value, at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors out of any funds legally available for the declaration of dividends, dividends at the annual dividend rate per share fixed for the particular series, and no more, payable quarterly on the first days of January, April, July and October in each year to shareholders of record on the respective dates not exceeding forty-five (45) days preceding any such dividend payment date fixed in advance for the purpose by the Board of Directors prior to the payment of each particular dividend.  Dividends on shares of Preferred Stock, $100 Par Value, shall be cumulative: (i) on shares of Preferred Stock, $100 Par Value, issued prior to the record date for the first dividend thereon, from the date of issue of such shares; and (ii) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares.  No dividend shall be declared on any series of the Preferred Stock, $100 Par Value, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock, $100 Par Value, at the time outstanding, like proportionate dividends, ratably in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period.  The dividends on shares of all series of Preferred Stock, $100 Par Value, shall be payable before any amount shall be paid or set apart for any sinking fund for the retirement of any series of Preferred Stock, $100 Par Value, and before any dividend shall be paid or set apart for the junior stock (as define herein).  When all cumulative dividends on the Preferred Stock, $100 Par Value, of all series for all previous years shall have been declared and shall have become payable and the accrued quarterly installments for the current year shall have been declared, and when the corporation either shall have paid such cumulative dividends for the previous years and such accrued installments, or shall have set aside out of its surplus or net profits a sum sufficient for the payment thereof, then the corporation may forthwith, without waiting for the expiration of the current year, pay or set apart an amount or amounts for any sinking fund for the retirement of Preferred Stock, $100 Par Value, of any series and, after all amounts required for any such sinking fund shall have been so paid or set apart, the Board of Directors may forthwith, without waiting for the expiration of the current year, declare dividends on the junior stock payable then or thereafter out of any remaining surplus or net profits.  Accumulations of dividends on any shares of stock of any class shall not bear interest.

As amended Oct. 17, 1944 As amended Oct. 17, 1944 As amended Dec. 4, 1974 As amended Oct. 17, 1944
3.   As used in these subdivisions 2 to 9, inclusive, (a) the expression "preferred stocks" shall mean the Preferred Stock, $100 Par Value, of all series and any other stock ranking on a parity with, or having a preference as to dividends or assets over, the Preferred Stock, $100 Par Value; (b) the expression "junior stock" shall mean the Common Stock and any other stock ranking junior to the Preferred Stock, $100 Par Value, as to dividends or assets; and (c) the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of preferred stocks then outstanding, which as to each share shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, less the aggregate of all dividends paid on such share, irrespective of whether such amount shall have been declared as dividends or they shall have exceeded any assets available for the payment thereof.

As amended Nov. 22, 1960 As amended Oct. 17, 1944
4.   The corporation, on the sole authority of its Board of Directors and by vote of at least three-quarters (3/4) of the members thereof, may redeem and retire at any time or from time to time the whole or any part of any series of the Preferred Stock, $100 Par Value, at the time outstanding by paying in cash, in respect of each share redeemed, the par value thereof, together with all dividends accrued thereon to the date fixed for redemption, and in addition thereto (except as provided below) an amount equal to the premium to which such share would be entitled on said date as hereinafter provided in the event of the voluntary liquidation, dissolution or winding up of the affairs of the corporation, and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption, a notice specifying said redemption date to the holders of record of the Preferred Stock, $100 Par Value, to be redeemed, at their respective addresses as the same shall appear on the books of the corporation, provided, however, that the resolution of the Board of Directors fixing, among other things, the dividend rate for any particular series may provide for any one or more of the following: (i) restrictions or limitations on the exercise by the corporation of its right to redeem and retire shares of such series, (ii) a lesser premium or no premium for the redemption of shares of such series under circumstances therein specified, and (iii) the times for redemption and the number of shares required or permitted to be redeemed at such times. In case of the redemption of a part only of any series of the Preferred Stock, $100 Par Value, at the time outstanding, the corporation shall select by lot (except as otherwise provided with respect to any particular series in the resolution of the Board of Directors fixing, among other things, the dividend rate for such series), or in such manner as the Board of Directors may determine, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock, $100 Par Value, so called for redemption, shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of Preferred Stock, $100 Par Value, so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest, and thereupon such stock shall be deemed cancelled and retired, provided, however, that, if after mailing said notices as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock, $100 Par Value, to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America, of the State of Vermont or of The Commonwealth of Massachusetts, thereupon all shares of the Preferred Stock, $100 Par Value, with respect to which such deposit shall have been made, shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock, $100 Par Value, shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption, but without interest; further, provided, however, that any funds so set aside by deposit in trust for the account of the holders of shares to be redeemed and remaining unclaimed by said holders for six years after the date of each such redemption shall, upon written request of the corporation therefor, be repaid by the bank or trust company acting as trustee to the corporation upon its written receipt, and such holders shall thereafter be entitled to look to the corporation and only to the corporation for payment of the amount payable upon redemption but without interest.

As amended Sept. 25, 1975 As amended Sept. 25, 1975
5.   In the event of any liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution shall be made to the holders of junior stock, the holders of each series of the Preferred Stock, $100 Par Value, at the time outstanding shall be entitled to be paid in cash the par value thereof, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and in addition thereto, if such liquidation, dissolution or winding up be voluntary, a premium as follows: for each share of Preferred Stock, $100 Par Value, 4.15% Dividend Series, $7.50 if the date so fixed is prior to January 1, 1950, and $5.50 if the date so fixed is on or after January 1, 1950, and for each share of each other series of Preferred Stock, $100 Par Value, such amount shall be fixed for such series by resolution of the Board of Directors or an amendment of the Articles of Association adopted by vote of the holders of a majority of the outstanding shares of Common Stock.

No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock, $100 Par Value, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock, $100 Par Value, at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled.  After such payment to the holders of Preferred Stock, $100 Par Value, the remaining net assets of the corporation shall be paid or distributed to the holders of junior stock then outstanding according to their respective rights. Consolidation or merger of the corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this subdivision 5.

As amended Sept. 25, 1975 As amended Oct. 17, 1944
6.  Each share of Common Stock shall be entitled to one vote upon all questions voted upon at stockholders' meetings and, subject to the right of the Preferred Stock, $100 Par Value, under paragraph (b) of this subdivision 6 and to the rights of the Preferred Stock, $25 Par Value, under paragraph (b) of subdivision 10F, and to the rights of the Preference Stock, $1 Par Value, under paragraph (a) of subdivision 20F, at any election held at stockholders' meetings. The holders of Preferred Stock, $100 Par Value, shall have no right to vote upon any question or at any election, except as hereinafter specifically provided, or as may be required by the laws of the State of Vermont.

(a) If at any time dividends accrued on the outstanding Preferred Stock, $100 Par Value, shall exceed an amount equivalent to two (2) full quarterly dividends on all shares of all series of Preferred Stock, $100 Par Value, at the time outstanding, then so long, and only so long, as dividends accrued on the outstanding Preferred Stock, $100 Par Value, shall exceed said amount, each share of Preferred Stock, $100 Par Value, shall have the same voting power as belongs to a share of Common Stock, except that while the shares of preferred stocks are entitled to elect or participate in the election of a majority of the Board of Directors as provided in paragraph (b) of this subdivision 6, shares of Preferred Stock, $100 Par Value, shall not be entitled to participate with any junior stock in the election of the minority of such board.

(b) If dividends accrued on the outstanding Preferred Stock, $100 Par Value, shall at any time and from time to time equal or exceed an amount equivalent to four (4) full quarterly dividends on all shares of all series of the Preferred Stock, $100 Par Value, at the time outstanding, then until all dividends in default on the Preferred Stock, $100 Par Value, shall have been paid, the holders of Preferred Stock, $100 Par Value, voting separately as one class, by plurality vote of a majority of the shares outstanding, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors as then last fixed by the stockholders, and the holders of junior stock entitled to vote shall be entitled to elect the remaining members of the Board of Directors. If and when all dividends then in default on the Preferred Stock, $100 Par Value, shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock, $100 Par Value, shall thereupon be divested of such special right to elect any member of the Board of Directors, but subject always to the same provisions for the vesting of such special right in the Preferred Stock, $100 Par Value, in case of further like default or defaults. Nothing in this paragraph (b) shall prevent holders of any additional class of preferred stocks hereafter authorized from being given a right similar to that given to holders of Preferred Stock, $100 Par Value, by this paragraph (b), in which case holders of all classes of preferred stocks then having such rights shall vote as one class for the purposes of this paragraph (b).

(c) Whenever under the provisions hereof a change in the voting powers of the holders of preferred stocks and of the junior stock shall have occurred, the Board of Directors shall, within ten (10) days from the delivery to the Company at its principal office of a request therefor signed by any holder of any of the preferred stocks entitled to vote, or of junior stock entitled to vote, call a special meeting of the stockholders to be held, within thirty (30) days from the delivery of such request, for the purpose of electing directors.

(d) At all meetings of stockholders held for the purpose of electing directors, during such times as the holders of shares of the preferred stocks shall have the right to elect a majority of the directors, the presence in person or by proxy of the majority of the outstanding shares of the junior stock entitled to vote shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the preferred stocks entitled to vote shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of either such class shall not prevent the election at any such meeting, or any adjournment thereof, of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that, in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting or special meeting in lieu thereof.

(e) Forthwith upon the election of a majority of the Board of Directors of the Company by the holders of preferred stocks the terms of office of all persons who may be directors of the Company at the time shall terminate, whether or not the holders of junior stock entitled to vote shall then have elected the remaining members of the Board of Directors, and if the holders of junior stock entitled to vote shall not have elected the remaining members of the Board of Directors, then the directors so elected by the holders of preferred stocks shall constitute the Board of Directors pending such election of the remaining members by such holders of junior stock. Upon the reversion of the voting powers to their status prior to default in dividends on the preferred stocks, then forthwith upon the election of new directors by the holders of junior stock entitled to vote, the terms of office of the directors elected by the holders of preferred stock shall forthwith terminate.

As amended
Sept. 25, 1975

As amended
August 11, 1992

As amended
Nov. 22, 1960

As amended
Oct. 17, 1944

As amended
Oct. 17, 1944

As amended
Oct. 17, 1944

As amended
Oct. 17, 1944

As amended
Oct. 17, 1944

As amended
Oct. 17, 1944

As amended
Oct. 17, 1944

7.		Section 7 deleted in its entirety by amendment dated May 7, 1976
8.   So long as any shares of any series of Preferred Stock, $100 Par Value, are outstanding, the corporation shall not, except upon the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds (2/3) of the shares of all series of Preferred Stock, $100 Par Value, then issued and outstanding:

(a) Authorize any shares of preferred stocks in addition to the one hundred thousand (100,000) shares of Preferred Stock, $100 Par Value, initially authorized; or

(b) Issue any shares of Preferred Stock, $100 Par Value, other than the thirty-seven thousand eight hundred fifty-six (37,856) shares of Preferred Stock, $100 Par Value, initially issued, or any shares of any other preferred stocks, or any securities convertible into shares of preferred stocks, unless (1) such issue is for the purpose of the refunding of preferred stocks then outstanding or funded indebtedness theretofore issued or assumed by the corporation and is in an amount not in excess of the par or principal amount of the securities s o t o be refunded, or (2) the par value of its junior stock to be outstanding immediately after such issue, plus earned surplus, premium on junior stock and capital surplus arising from any reduction in the par or stated value of junior stock, shall be at least equal to the par value of its preferred stocks to be outstanding immediately after such issue, and the net income of the corporation available for dividends determined in accordance with sound accounting practice, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance of such additional stock or the contracting for the issuance and sale thereof, are at least two and one-half (2 1/2) times the annual dividend requirements on all preferred stocks to be outstanding immediately after such issue, and the net income of the corporation before fixed charges, which shall include interest and amortization of debt discount and expense, but after provision for Federal taxes, for said period of twelve (12) consecutive calendar months is at least one and one-half (1 1/2) times an amount equal to all of such fixed charges for said period and the annual dividend requirements on the preferred stocks to be outstanding immediately after such issue; or

(c) Reduce below $3,280,554.37 the aggregate amount of capital represented by common stock on the books of the corporation, except that in any case where any State or Federal regulatory body having jurisdiction shall have required or permitted the corporation to reduce the book value of any of its assets, and in connection therewith, the amount of capital represented by common stock on the books of the corporation may be reduced below said amount by an amount or amounts not exceeding in the aggregate the amount of such reduction in book value of assets; or

(d) Make any change in the provisions relative to the Preferred Stock, $100 Par Value, which would change the express terms and provisions of such stock in any manner substantially prejudicial to the holders thereof, provided that, in any event, the Preferred Stock, $100 Par Value, shall be entitled to cumulative dividends at the rate or rates designated in the series then outstanding, and to the payment, in case of redemption, liquidation, dissolution, or winding up of affairs of the corporation, upon the terms and at the prices herein provided.

If the corporation has outstanding at any time shares without par value, then references in this subdivision 8 to par value shall refer, in the case of such shares without par value, to the minimum liquidating value of any shares of the preferred stocks and to that part of the consideration received for any junior stock which is established as capital.

As amended Oct. 17, 1944 As amended Oct. 17, 1944 As amended Oct. 17, 1944 As amended June 23, 1954 As amended Oct. 17, 1944 As amended Oct. 17, 1944 As amended Oct. 17, 1944 As amended Oct. 17, 1944
8A.   So long as any Preferred Stock, $100 Par Value, is outstanding, the right of the corporation, except as otherwise authorized by the vote at a meeting called for that purpose of the holders of at least two-thirds (2/3) of the shares of all series of Preferred Stock, $100 Par Value, then issued and outstanding, voting as a single class, to pay or declare any dividends on its Common Stock (other than dividends payable in Common Stock) or to make any distribution on, or to purchase or otherwise acquire for value, any shares of its Common Stock (each and all of such actions being hereinafter referred to as "dividends on its Common Stock"), shall be subject to the following limitations:

(a) If the Common Stock Equity of the corporation (as hereinafter defined) at the end of the calendar month immediately preceding the date on which a dividend on its Common Stock is declared, reduced by the amount of such dividend, is less than 20% of Total Capitalization (as hereinafter defined), the corporation shall not declare dividends on its Common Stock in an amount which, together with all other dividends on its Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 50% of the Net Income Available for Dividends on Common Stock for the twelve consecutive calendar months immediately preceding the month in which such dividend is declared; and

(b) If the Common Stock Equity of the corporation at the end of the calendar month immediately preceding the date on which a dividend on its Common Stock is declared, reduced by the amount of such dividend, is less than 25% but 20% or more of Total Capitalization, the corporation shall not declare such dividend on its Common Stock in an amount which, together with all other dividends on its Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 75% of the Net Income Available for Dividends on Common Stock for the twelve consecutive calendar months immediately preceding the month in which such dividend is declared.

For the purposes of this subdivision 8A:

Total Capitalization shall be the sum of (a) the principal amount of all outstanding indebtedness of the corporation represented by bonds, notes or other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof, (b) the aggregate amount of par or stated capital represented by all issued and outstanding capital stock of all classes of the corporation having preference as to dividends or upon liquidation over its Common Stock and (c) the Common Stock Equity of the Corporation.

Common Stock Equity shall be the sum of the amount of par or stated capital represented by all issued and outstanding Common Stock, all premiums on capital stock of the corporation of all classes, and the surplus (including paid-in or capital surplus) of the corporation, less (i) unamortized debt discount and expense, unamortized extraordinary property losses and capital stock discount and expense set forth on the asset side of the balance sheet, and (ii) the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation or winding up of the corporation of all outstanding shares of the corporation having a preference as to dividends or upon liquidation over the Common Stock, over the aggregate amount of par or stated capital represented by such outstanding shares; provided that no deduction shall be made in the determination of Common Stock Equity for any of the amounts or items referred to in clauses (i) and (ii) of this paragraph, which are, at the time of the determination of the Common Stock Equity, being amortized or provided for by reserve.

The surplus accounts included in the computation of Common Stock Equity shall be adjusted to eliminate the amount, if any, by which Electric Plant Adjustments exceed reserves provided therefor, as then stated on the books of the corporation.

Net Income Available for Dividends on Common Stock for any period shall be the net income available for dividends on the Common Stock of the corporation for such period determined in accordance with such system of accounts as may be prescribed by the Vermont Public Service Commission or any successor regulatory commission or agency of the State of Vermont having the same or similar jurisdiction over accounts, or, in the absence thereof, in accordance with sound accounting practice.

As amended
May 3, 1950

As amended
May 3, 1950

As amended
May 3, 1950

As amended
May 3, 1950

As amended
May 3, 1950

As amended
May 3, 1950

As amended
May 3, 1950

As amended
May 3, 1950

As amended
May 3, 1950

9.   So long as any shares of any series of the Preferred Stock, $100 Par Value, are outstanding, the corporation shall not, except upon the affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of all series of Preferred Stock, $100 Par Value, then issued and outstanding:

(a) Issue or assume (i) any bonds, notes, debentures or other securities representing indebtedness having original maturities of more than one year for purposes other than the refunding of outstanding debt securities theretofore issued or assumed by the corporation, if, immediately after such issue or assumption, the total principal amount of all debt securities of the corporation having original maturities of more than one year and then outstanding (including the securities then to be issued or assumed) would exceed 65 per centum (65%) of the Total Capitalization of the corporation, or (ii) any bonds, notes, debentures or other securities representing indebtedness having original maturities of one year or less for purposes other than the refunding of outstanding debt securities theretofore issued or assumed by the corporation or the redemption or other retirement of outstanding shares of preferred stock, if, immediately after such issue or assumption, the total principal amount of all indebtedness of the corporation having original maturities of one year or less and then outstanding (including the securities then to be issued) would exceed 20 per centum (20%) of the Total Capitalization of the corporation (for purposes of this clause (a), the term Total Capitalization shall have the meaning provided in subdivision 8A), or

(b) Merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or any regulatory authority of the United States of America, having jurisdiction in the premises; provided that the provisions of this clause (b) shall not apply to a purchase or other acquisition by the corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation.

As amended Oct. 17, 1944 As amended Sept. 25, 1975 As amended Oct. 17, 1944
9A.   In addition to the Preferred Stock, $100 Par Value, 4.15% Dividend Series, there shall be a series of the Preferred Stock, $100 Par Value, designated as Preferred Stock, $100 Par Value, 4.75% Dividend Series. The shares of said Preferred Stock, $100 Par Value, 4.75% Dividend Series, shall be subject to the terms and provisions of these Articles of Association relating to, and shall constitute a series of, the Preferred Stock, $100 Par Value, as provided for in these Articles of Association. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation, and upon any redemption and retirement of the whole or any part of the Preferred Stock, $100 Par Value, 4.75% Dividend Series, the premium fixed for the Preferred Stock, $100 Par Value, 4.75% Dividend Series, shall be $6.25 per share if the date fixed for payment of the distributive amounts as set forth in subdivision 5 of these Articles of Association relating to the capital stock is prior to July 1, 1960, thereafter, $2.50 per share if the date so fixed is on or after July 1, 1960, but prior to July 1, 1970, and $1.00 per share if the date so fixed is on or after July 1, 1970.

As amended May 3, 1950 As amended May 3, 1950
9B.   In addition to the Preferred Stock, $100 Par Value, 4.15% Dividend Series, and to the Preferred Stock, $100 Par Value, 4.75% Dividend Series, there shall be a series of the Preferred Stock, $100 Par Value, designated as Preferred Stock, $100 Par Value, 4.65% Dividend Series. The shares of said Preferred Stock, $100 Par Value, 4.65% Dividend Series, shall be subject to the terms and provisions of these Articles of Association relating to, and shall constitute a series of, the Preferred Stock, $100 Par Value, as provided for in these Articles of Association. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation, and upon any redemption and retirement of the whole or any part of the Preferred Stock, $100 Par Value, 4.65% Dividend Series, the premium fixed for the Preferred Stock, $100 Par Value, 4.65% Dividend Series, shall be $5.00 per share.

As amended June 23, 1954
9C.   In addition to the Preferred Stock, $100 Par Value, 4.15% Dividend Series, and to the Preferred Stock, $100 Par Value, 4.75% Dividend Series, and to the Preferred Stock, $100 Par Value, 4.65% Dividend Series, there shall be a series of the Preferred Stock, $100 Par Value, designated as Preferred Stock, $100 Par Value, 5.375% Dividend Series. The shares of said Preferred Stock, $100 Par Value, 5.375% Dividend Series, shall be subject to the terms and provisions of these Articles of Association relating to, and shall constitute a series of, the Preferred Stock, $100 Par Value, as provided for in these Articles of Association. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation, and upon any redemption and retirement of the whole or any part of the Preferred Stock, $100 Par Value, 5.375% Dividend Series, the premium fixed for the Preferred Stock, $100 Par Value, 5.375% Dividend Series, shall be $5.00 per share; provided, however, the corporation may not exercise its option to redeem and retire the whole or any part of said Preferred Stock, $100 Par Value, 5.375% Dividend Series, prior to July 1, 1969, if such redemption is made by the application, directly or indirectly, of funds obtained as a part of any transaction involving (a) the incurring of indebtedness for borrowed money having an interest rate or an interest cost to the corporation (computed in accordance with generally accepted financial practice) of less than 5.375% per annum or (b) the proceeds from the sale of any class of stock of the corporation other than Common Stock of the corporation.

As amended June 1, 1959
9D.		Section 9D relating to 13½% Preferred Stock deleted in its entirety by amendment dated August 11, 1992
9E.		Section 9E related to 12.75% Preferred Stock deleted in its entirety by amendment dated August 11, 1992
9F.		Section 9F related to 9.75% Preferred Stock deleted in its entirety by amendment dated August 11, 1992
9G.   In addition to the Preferred Stock, $100 Par Value, 4.15% Dividend Series, and to the Preferred Stock, $100 Par Value, 4.75% Dividend Series, and to the Preferred Stock, $100 Par Value, 4.65% Dividend Series, and to the Preferred Stock, $100 Par Value, 5.375% Dividend Series, there shall be a series of the Preferred Stock, $100 Par Value, designated as Preferred Stock, $100 Par Value, 8.30% Dividend Series, which shall be limited to 200,000 shares. The dividend rate on the Preferred Stock, $100 par Value, 8.30% Dividend Series, is fixed at $8.30 per share per annum. The shares of said Preferred Stock, $100 Par Value, 8.30% Dividend Series, shall be subject to the terms and provisions of the Corporation's Articles of Association relating to, and shall constitute a series of, the Preferred Stock, $100 Par Value, as provided for in the Corporation's Articles of Association.

(a) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any redemption and retirement of the whole or any part of the Preferred Stock, $100 Par Value, 8.30% Dividend Series, other than pursuant to clause (b) below, the premium fixed for the Preferred Stock, $100 Par Value, 8.30% Dividend Series, shall be the amount set forth below if the date fixed for redemption and retirement as set forth in subdivision 4 of the Corporation's Articles of Association or for payment of the distributive amounts as set forth in subdivision 5 of the Corporation's Articles of Association is during the 12 months period ended on and including January 1 in each year as follows:

As amended Nov. 26, 1991
Year 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 thereafter	Premium $8.300 7.885 7.470 7.055 6.640 6.225 5.810 5.395 4.980 4.565 4.150 3.735 3.320 2.905 2.490 2.075 1.660 1.245 .830 .415 .000
Notwithstanding the foregoing provisions or any other provision in the Corporation's Articles of Association, prior to January 1, 1997, no shares of Preferred Stock, $100 Par Value, 8.30% Dividend Series may be redeemed, directly or indirectly, by or in anticipation of the incurring of any debt or the issuance of any shares of stock other than junior stock if such debt has an interest cost to the Corporation (calculated in accordance with generally accepted financial practice) of less than 8.30% per annum or such shares have a designated dividend rate (calculated in accordance with generally accepted financial practice) of less than 8.30% per annum.

(b) The Corporation shall, on or before January 1, 1998 and on or before each January 1 thereafter (each such date being hereinafter referred to as a '(sinking fund payment date") set aside all funds necessary for the redemption of, and the Corporation shall on each such January 1 redeem, 10,000 shares of Preferred Stock, $100 Par Value, 8.30% Dividend Series, or such lesser number of shares thereof as shall then be outstanding. The mandatory sinking fund shall be cumulative so that, if in any year the full number of shares required to be redeemed for such year (including any number of shares carried over from any preceding year) is not so redeemed for any reason, the deficiency shall be added to the requirements of the mandatory sinking fund for the next year. In addition, the Corporation shall have a non-cumulative option to redeem on each sinking fund payment date (but only upon the contemporaneous satisfaction of the mandatory sinking fund requirement due on said date) 10,000 additional shares of Preferred Stock, $100 Par Value, 8.30% Dividend Series. The amount to be paid in respect of each share redeemed pursuant to this clause (b) shall be the par value thereof, together with all dividends accrued thereon to the redemption date, without any premium.

(c) At any time and so long as the Corporation is in arrears in any mandatory sinking fund payment required by the preceding clause (b), the Corporation shall not purchase or redeem any shares of any class of junior stock or declare or pay any cash dividends thereon or purchase or redeem any shares of any series of preferred stocks pursuant to mandatory provisions of any sinking or analogous funds relating to such series unless it shall purchase or redeem shares pursuant to mandatory requirements of sinking or analogous funds relating to all such series of preferred stocks in proportion to all mandatory sinking fund obligations then due or in arrears with respect to each such series.

(d) Redemptions shall be made in the manner and with the effect set forth in subdivision 4 of the Corporation's Articles of Association except as hereinafter provided with respect to the selection of shares to be redeemed. In case of the redemption of only a part of the outstanding shares of the Preferred Stock, $100 Par Value, 8.30% Dividend Series, the shares of Preferred Stock, $100 Par Value, 8.30% Dividend Series, to be redeemed from each registered holder shall be such pro rata portion (in whole shares, as nearly as practicable to the nearest share) of all the shares to be redeemed as the number of shares held of record by such holder bears to the total number of shares of Preferred Stock, $100 Par Value, 8.30% Dividend Series, at the time outstanding, with adjustments to the extent practicable to equalize for any prior disproportionate redemptions of Preferred Stock, $100 Par Value, 8.30% Dividend Series; provided, however, that if at the time of any such selection of shares to be redeemed there shall be more than one registered holder of less than 1% of the total number of shares of Preferred Stock, $100 Par Value, 8.30% Dividend Series, at the time outstanding, all such registered holders shall be treated as a single registered holder for the purpose of such pro rata selection of shares to be redeemed, and the shares held by a11 such registered holders to be redeemed shall be selected by lot from the total number of shares held by all such registered holders.

(e) Any shares of Preferred Stock, $100 Par Value, 8.30% Dividend Series, redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not thereafter be reissued as shares of said 8.30% Dividend Series and thereupon shall be restored to the status of authorized but unissued shares of Preferred Stock, $100 Par Value.

RESOLVED:  That upon filing and endorsement pursuant to Title 11, Section 1863 of the Vermont Statutes, the preceding resolution shall be inserted as a new subdivision 9G of the Corporation's Articles of Association immediately following subdivision 9F.

RESOLVED:  That the terms used in the second foregoing resolution, which are defined in the Corporation's Articles of Association, shall have the same definitions as given them in said Articles.

10A.   The shares of the said Preferred Stock, $25 Par Value, shall be of the par value of $25 each, shall rank on a parity as to dividends and assets with the shares of Preferred Stock, $100 Par Value, and may be issued, as the Board of Directors may determine, in one or more series designated "Preferred Stock, $      Dividend Series, $25 Par Value" or "Preferred Stock,       % Dividend Series, $25 Par Value" (inserting in each case the amount of the dividend rate as determined by the Board of Directors for each series). All shares of said Preferred Stock, $25 Par Value, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except as to (1) the rate of dividends payable thereon, (2) the redemption price or prices thereof and any restriction on the exercise by the corporation of its right to redeem them, (3) any provisions for a sinking fund for the redemption or purchase thereof, (4) the method of selecting shares to be redeemed for the sinking fund or otherwise, (5) the extent of their preference as to assets in the event of voluntary liquidation, dissolution or winding up of the corporation, (6) any conversion, participation or other special rights which may lawfully be provided for the particular series, and (7) the designation thereof. The Board of Directors is expressly vested with the authority to establish, designate, fix and determine the relative rights and preferences of different series of the Preferred Stock, $25 Par Value, and the number of shares of each such series, to the extent not inconsistent herewith. All shares of the same series shall be identical in all respects and each certificate representing Preferred Stock, $25 Par Value, shall state the designation of the series in which the shares represented by such certificate are amended issued and the character of the preference of said shares.

As amended Sept. 25, 1975
10B.   Holders of the Preferred Stock, $25 Par Value, at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors out of any funds legally available for the declaration of dividends, dividends at the annual dividend rate per share fixed for the particular series, and no more, payable quarterly on the first days of January, April, July and October in each year to shareholders of record on the respective dates not exceeding forty-five (45) days preceding any such dividend payment date fixed in advance for the purpose by the Board of Directors prior to the payment of each particular dividend. Dividends on shares of Preferred Stock, $25 Par Value, shall be cumulative: (i) on shares of Preferred Stock, $25 Par Value, issued prior to the record date for the first dividend thereon, from the date of issue of such shares; and (ii) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares. No dividend shall be declared on any series of the Preferred Stock, $25 Par Value, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock, $25 Par Value, at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of preferred stocks shall be payable before any amount shall be paid or set apart for any sinking fund for the retirement of any series of preferred stocks and before any dividend shall be paid or set apart for the junior stock. When all cumulative dividends on the preferred stocks of all series for all previous years shall have been declared and shall have become payable and the accrued quarterly installments for the current year shall have been declared, and when the corporation either shall have paid such cumulative dividends for the previous years and such accrued installments, or shall have set aside out of its surplus or net profits a sum sufficient for the payment thereof, then the corporation may forthwith, without waiting for the expiration of the current year, pay or set apart an amount or amounts for any sinking fund for the retirement of Preferred Stock, $25 Par Value, of any series and, after all amounts required for any such sinking fund shall have been so paid or set apart, the Board of Directors may forthwith, without waiting for the expiration of the current year, declare dividends on the junior stock payable then or thereafter out of any remaining surplus or net profits. Accumulations of dividends on any shares of stock of any class shall not bear interest.

10C.   As used in these subdivisions 10A to 10I, inclusive, the expressions (a) "preferred stocks," (b) "junior stock." and (c) "dividends accrued" shall have the meanings provided in subdivision 3 hereof.

10D.   The corporation, on the sole authority of its Board of Directors and by vote of at least three-quarters (3/4) of the members thereof, may redeem and retire at any time or from time to time the whole or any part of any series of the Preferred Stock, $25 Par Value, at the time outstanding by paying in cash, in respect of each share redeemed, the par value thereof, together with all dividends accrued thereon to the date fixed for redemption, and in addition thereto an amount equal to such premium as shall be fixed with respect to such series in the resolution of the Board of Directors establishing such series, and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption. a notice specifying said redemption date to the holders of record of the Preferred Stock, $25 Par Value, to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the resolution of the Board of Directors establishing such series may provide for any one or more of the following: (i) restrictions or limitations on the exercise by the corporation of its right to redeem and retire shares of such series, (ii) a lesser premium or no premium for the redemption of shares of such series under circumstances therein specified. (iii) the times for redemption and the number of shares required or permitted to be redeemed at such times, and (iv) if and so long as a mandatory sinking fund payment, if any, for such series shall be in arrears, restrictions or limitations on the exercise by the corporation of its right to purchase or redeem shares of any junior stock or to purchase or redeem any shares of any series of preferred stocks pursuant to mandatory provisions of any sinking fund relating thereto. In case of the redemption of a part only of any series of the Preferred Stock, $25 Par Value, at the time outstanding, the corporation shall select by lot (except as otherwise provided with respect to any particular series in the resolution of the Board of Directors establishing such series), or in such manner as the Board of Directors may determine, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock, $25 Par Value, so called for redemption, shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of Preferred Stock, $25 Par Value, so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest, and thereupon such stock shall be deemed cancelled and retired, provided, however, that, if after mailing said notices as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock, $25 Par Value, to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America, of the state of Vermont or of The Commonwealth of Massachusetts, thereupon all shares of the Preferred Stock, $25 Par Value, with respect to which such deposit shall have been made, shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock, $25 Par Value, shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption, but without interest; further provided, however, that any funds so set aside by deposit in trust for the account of the holders of shares to be redeemed and remaining unclaimed by said holders for six years after the date of each such redemption shall, upon written request of the corporation therefor, be repaid by the bank or trust company acting as trustee to the corporation upon its written receipt, and such holders shall thereafter be entitled to look to the corporation and only to the corporation for payment of the amount payable upon redemption but without interest.

As amended Sept. 25, 1975 As amended Sept. 25, 1975
10E.   In the event of any liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution shall be made to the holders of junior stock, the holders of each series of the Preferred Stock, $25 Par Value, at the time outstanding shall be entitled to be paid in cash the par value thereof, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and in addition thereto, if such liquidation, dissolution or winding up be voluntary, such premium as shall have been fixed for such series by the resolution of the Board of Directors establishing such series.

No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock, $25 Par Value, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock. $25 Par Value, at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After payment to the holders of the preferred stocks at the time outstanding of the full distribution amounts to which they are respectively entitled, the remaining net assets of the corporation shall be paid or distributed to the holders of junior stock then outstanding according to their respective rights. Consolidation or merger of the corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this subdivision 10E.

10F.   The holders of Preferred Stock, $25 Par Value, shall have no right to vote upon any question or at any election, except as hereinafter specifically provided, or as may be required by the laws of the State of Vermont.

(a) If at any time dividends accrued on the outstanding Preferred Stock, $25 Par Value, shall exceed an amount equivalent to two (2) full quarterly dividends on all shares of all series of Preferred Stock, $25 Par Value, at the time outstanding, then so long, and only so long, as dividends accrued on the outstanding Preferred Stock, $25 Par Value, shall exceed said amount, each share of Preferred Stock, $25 Par Value, shall have the same voting power as belongs to a share of Common Stock, except that while the shares of preferred stocks are entitled to elect or participate in the election of a majority of the Board of Directors as provided in paragraph (b) of this subdivision 10F and of subdivision 6, shares of Preferred Stock, $25 Par Value, shall not be entitled to participate with any junior stock in the election of the minority of such Board.

(b) If dividends accrued on the outstanding Preferred Stock, $25 Par Value, shall at any time and from time to time equal or exceed an amount equivalent to amended four (4) full quarterly dividends on all shares of all series of the Preferred Stock, $25 Par Value, at the time outstanding, then until all dividends in default on the Preferred Stock, $25 Par Value, shall have been paid, the holders of Preferred Stock, $25 Par Value, voting separately as one class or voting with holders of one or more other classes of preferred stocks separately as one class if such holders have a right to participate in the election of a majority of the Board of Directors pursuant to this paragraph and paragraph (b) of subdivision 6, by plurality vote of a majority of the shares outstanding, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors as then last fixed by the stockholders, and the holders of junior stock entitled to vote shall be entitled to elect the remaining members of the Board of Directors. If and when all dividends then in default on the Preferred Stock, $25 Par Value, shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock, $25 Par Value, shall thereupon be divested of such special right to elect any member of the Board of Directors, but subject always to the same provisions for the vesting of such special right in the Preferred Stock, $25 Par Value, in case of further like default or defaults. Nothing in this paragraph (b) shall prevent holders of any additional class of preferred stocks hereafter authorized from being given a right similar to that given to holders of Preferred Stock, $25 Par Value, by this paragraph (b), in which case holders of all classes of preferred stocks then having such rights shall vote as one class for the purposes of this paragraph (b).

         (c) Each share of Preferred Stock, $25 Par Value, shall have one vote per share except that it shall have one-quarter (1/4) vote per share when voting pursuant to clause (b) of this subdivision 10F.

As amended Sept. 25, 1975
10G.   So long as any shares of any series of Preferred Stock, $25 Par Value, are outstanding, the corporation shall not, except upon the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds (2/3) of the shares of all series of Preferred Stock, $25 Par Value, then issued and outstanding:

(a) Authorize any shares of preferred stocks in addition to the five hundred thousand (500,000) shares of Preferred Stock, $100 Par Value, and one million (1,000,000) shares of Preferred Stock, $25 Par Value; or

(b) Issue any shares of Preferred Stock, $25 Par Value, or any shares of any other preferred stocks, or any securities convertible into shares of preferred stocks, unless (1) such issue is for the purpose of the refunding of preferred stocks then outstanding or funded indebtedness theretofore issued or assumed by the corporation and is in an amount not in excess of the par or principal amount of the securities so to be refunded, or (2) the par value of its junior stock to be outstanding immediately after such issue, plus earned surplus, premium on junior stock and capital surplus arising from any reduction in the par or stated value of junior stock, shall be at least equal to the par value of its preferred stocks to be outstanding immediately after such issue, and the net income of the corporation available for dividends determined in accordance with sound accounting practice, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance of such additional stock or the contracting for the issuance and sale thereof, are at least two and one-half (2 1/2) times the annual dividend requirements on all preferred stocks to be outstanding immediately after such issue, and the net income of the corporation before fixed charges, which shall include interest and amortization of debt discount and expense, but after provision for Federal taxes, for said period of twelve (12) consecutive calendar months is at least one and one-half (1 1/2) times an amount equal to all of such fixed charges for said period and the annual dividend requirements on the preferred stocks to be outstanding immediately after such issue; or

(c) Reduce below $3,280,554.37 the aggregate amount of capital represented by Common Stock on the books of the corporation, except that in any case where any State or Federal regulatory body having jurisdiction shall have required or permitted the corporation to reduce the book value of any of its assets, and in connection therewith, the amount of capital represented by Common Stock on the books of the corporation may be reduced below said amount by an amount or amounts not exceeding in the aggregate the amount of such reduction in book value of assets; or

(d) Make any change in the provisions relative to the Preferred Stock, $25 Par Value, which would change the express terms and provisions of such stock in any manner substantially prejudicial to the holders thereof; provided that, in any event, the Preferred Stock, $25 Par Value, shall be entitled to cumulative dividends at the rate or rates designated in the series then outstanding, and to the payment, in case of redemption, liquidation, dissolution or winding up of affairs of the corporation, upon the terms and at the prices herein provided.

If the corporation has outstanding at any time shares without par value, then references in this subdivision 10G to par value shall refer, in the case of such shares without par value, to the minimum liquidating value of any shares of the preferred stocks and to that part of the consideration received for any junior stock which is established as capital.

As amended Sept. 25, 1975
10H.   So long as any Preferred Stock, $25 Par Value, is outstanding, the right of the corporation, except as otherwise authorized by the vote at a meeting called for that purpose of the holders of at least two-thirds (2/3) of the shares of all series of Preferred Stock, $25 Par Value, then issued and outstanding, voting as a single class, to pay or declare any dividends on its Common Stock (other than dividends payable in Common Stock) or to make any distribution on, or to purchase or otherwise acquire for value, any shares of its Common Stock (each and all of such actions being hereinafter referred to as "dividends on its Common Stock"), shall be subject to the following limitations:

(a) If the Common Stock Equity of the corporation (as hereinafter defined) at the end of the calendar month immediately preceding the date on which a dividend on its Common Stock is declared, reduced by the amount of such dividend, is less than 20% of Total Capitalization (as hereinafter defined), the corporation shall not declare dividends on its Common Stock in an amount which, together with all other dividends on its Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 50% of the Net Income Available for Dividends on Common Stock for the twelve (12) consecutive calendar months immediately preceding the month in which such dividend is declared; and

(b) If the Common Stock Equity of the corporation at the end of the calendar month immediately preceding the date on which a dividend on its Common Stock is declared, reduced by the amount of such dividend, is less than 25% but 20% or more of Total Capitalization, the corporation shall not declare such dividend on its Common Stock in an amount which, together with all other dividends on its Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 75% of the Net Income Available for Dividends on Common Stock for the twelve (12) consecutive calendar months immediately preceding the month in which such dividend is declared.

For the purposes of this subdivision 10H, the expressions ''Total Capitalization," "Common Stock Equity," and " Net Income Available for Dividends on Common Stock" shall have the meanings provided in subdivision 8A hereof.

As amended Sept. 25, 1975
10I.   So long as any shares of any series of the Preferred Stock, $25 Par Value, are outstanding, the corporation shall not, except upon the affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of all series of Preferred Stock, $25 Par Value, then issued and outstanding:

(a) Issue or assume (i) any bonds, notes, debentures or other securities representing indebtedness having original maturities of more than one year for purposes other than the refunding of outstanding debt securities theretofore issued or assumed by the corporation, if, immediately after such issue or assumption, the total principal amount of all secured and debt securities of the corporation having original maturities of more than one year and then outstanding (including the securities then to be issued or assumed) would exceed 65 per centum (65%) of the Total Capitalization the corporation, or (ii) any bonds, notes, debentures or other securities representing indebtedness having original maturities of one year or less for purposes other than the refunding of outstanding debt securities theretofore issued or assumed by the corporation or the redemption or other retirement of outstanding shares of preferred stock, if, immediately after such issue or assumption, the total principal amount of all indebtedness of the corporation having original maturities of one year or less and then outstanding (including the securities then to be issued) would exceed 20 per centum (20%) of the Total Capitalization of the corporation (for purposes of this clause (a), the term Total Capitalization shall have the meaning provided in subdivision 8A, or

(b) Merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or any regulatory authority of the United States of America, having jurisdiction in the premises; provided that the provisions of this clause (b) shall not apply to a purchase or other acquisition by the corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation.

As amended Sept. 25, 1975
10J.   There shall be a series of Preferred Stock, $25 Par Value, designated as Preferred Stock, $25 Par Value, 9.00% Dividend Series. The shares of said Preferred Stock, $25 Par Value, 9.00% Dividend Series, shall be subject to the terms and provisions of these Articles of Association relating to, and shall consititute a series of, the Preferred Stock, $25 Par Value, as provided for in these Articles of Association.

(a) In the event of any voluntary liquidation, dissolution or winding up of the affairs of the corporation, or upon any redemption and retirement of the whole or any part of the Preferred Stock, $25 Par Value, 9.00% Dividend Series, the premium fixed for the Preferred Stock, $25 Par Value, 9.00% Dividend Series, shall be the amount set forth below if the date fixed for redemption and retirement as set forth in subdivision 10D of these Articles of Association or for the payment of the distributive amounts as set forth in subdivision 10E of these Articles of Association is during the 12 months period ended on and including December 31 in each year as follows:

As amended Nov. 9, 1976
Year 1976 to 1981, inclusive 1982 to 1986, inclusive 1987 to 1991, inclusive thereafter	Premium $27.25 26.55 25.90 25.25	As amended Nov. 9, 1976
Notwithstanding the foregoing provisions, no shares of Preferred Stock, $25 Par Value, 9.00% Dividend Series, may be redeemed at the option of the corporation prior to January 1, 1981, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the sale of any class of preferred stock or of any junior stock (other than Common Stock) having a dividend cost to the corporation (calculated in accordance with generally accepted financial practices) of less than 9.00% per annum, or the sale of Common Stock or any other class of stock having no fixed dividend rate, or involving the incurring of debt having an interest cost to the corporation (calculated in accordance with generally accepted financial practices) of less than 9.00% per annum, nor unless the corporation shall include in the notice of redemption a certificate to the effect that the foregoing conditions have been met.

11-20.		Sections 11 through 20 related to Second Preferred Stock, $50 Par Value, 5.44% Convertible Series A, deleted in their entirety by amendment dated August 11, 1992
20A.   The shares of the said Preference Stock shall be of the par value of $1 each and may be issued, as the Board of Directors may determine, in one or more series designated "Preference Stock, $       Dividend Series" (inserting in each case the amount of the dividend rate as determined by the Board of Directors for each series). All shares of said Preference Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except as to (1) the rate of dividends payable thereon, (2) the redemption price or prices thereof and any restriction on the exercise by the corporation of its right to redeem them, (3) any provisions for a sinking fund for the redemption or purchase thereof, (4) the method of selecting shares to be redeemed for the sinking fund or otherwise, (5) the extent of their preference as to assets in the event of voluntary liquidation, dissolution or winding up of the corporation, (6) any conversion, participation or other special rights which may lawfully be provided for the particular series, and (7) the designation thereof. The Board of Directors is expressly vested with the authority to establish, designate, fix and determine the relative rights and preferences of different series of the Preference Stock and the number of shares of each such series, to the extent not inconsistent herewith; provided, however, that, immediately after the issuance of any shares of Preference Stock proposed to be issued by the Board of Directors, the maximum aggregate amount to be received by the holders of all shares of Preference Stock then outstanding upon any involuntary liquidation, dissolution or winding up of the corporation, shall not exceed $25,000,000. All shares of the same series shall be identical in all respects and each certificate representing Preference Stock shall state the designation of the series in which the shares represented by such certificate are issued and the character of the preference of said shares.

As amended Sept. 25, 1975
20B.   Subject to the rights of all senior stock (as defined in subdivision 20C), holders of the Preference Stock at the time outstanding shall be entitled to receive, but only amended when and as declared by the Board of Directors out of any funds legally available for the declaration of dividends, dividends at the annual dividend rate per share fixed for the particular series, and no more, payable quarterly on the first days of January, April, July and October in each year to shareholders of record on the respective dates not exceeding forty-five (45) days preceding any such dividend payment date fixed in advance for the purpose by the Board of Directors prior to the payment of each particular dividend. Dividends on shares of Preference Stock shall be cumulative: (i) on shares of Preference Stock issued prior to the record date for the first dividend thereon, from the date of issue of such shares; and (ii) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares. No dividend shall be declared on any series of the Preference Stock, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of Preference Stock, at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of Preference Stock shall be payable before any amount shall be paid or set apart for any sinking fund for the retirement of any series of Preference Stock and before any dividend shall be paid or set apart for the junior stock (as defined herein). When all cumulative dividends on the Preference Stock of all series for all previous years shall have been declared and shall have become payable and the accrued quarterly installments for the current year shall have been declared, and when the corporation either shall have paid such cumulative dividends for the previous years and such accrued installments, or shall have set aside out of its surplus or net profits a sum sufficient for the payment thereof, then the corporation may forthwith, without waiting for the expiration of the current year, pay or set apart an amount or amounts for any sinking fund for the retirement of Preference Stock of any series and, after all amounts required for any such sinking fund shall have been so paid or set apart, the Board of Directors may forthwith, without waiting for the expiration of the current year, declare dividends on the junior stock payable then or thereafter out of any remaining surplus or net profits. Accumulations of dividends on any shares of stock of any class shall not bear interest.

As amended Sept. 25, 1975
20C.   As used in these subdivisions 20A to 20F, inclusive, (a) the expression "senior stock" shall mean the Preferred Stock, $100 Par Value, and the Preferred Stock, $25 Par Value, of all series, and any other stock having a preference as to dividends or assets over the Preference Stock, (b) the expression "preferred stocks" shall mean the Preference stock of all series and any other stock ranking on a parity with, or having a preference over, the Preference Stock as to dividends or assets; (c) the expression "junior stock" shall mean the Common Stock and any other stock ranking junior to the Preference Stock as to dividends or assets; and (d) the expression "dividends accrued" shall have the meaning provided in subdivision 3 hereof.

As amended Sept. 25, 1975 As amended Nov. 13, 1991 As amended August 11, 1992
20D.   The corporation, on the sole authority of its Board of Directors and by vote of a majority of the members thereof, may redeem and retire at any time or from time to time the whole or any part of any series of the Preference Stock at the time amended outstanding by paying in cash, in respect of each share redeemed, the par value thereof, together with all dividends accrued thereon to the date fixed for redemption, and in addition thereto an amount equal to such premium as shall be fixed with respect to such series in the resolution of the Board of Directors establishing such series, and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption, a notice specifying said redemption date to the holders of record of the Preference Stock to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the resolution of the Board of Directors establishing such series may provide for any one or more of the following: (i) restrictions or limitations on the exercise by the corporation of its right to redeem and retire shares of such series, (ii) a lesser premium or no premium for the redemption of shares of such series under circumstances therein specified, (iii) the times for redemption and the number of shares required or permitted to be redeemed at such times, and (iv) if and so long as a mandatory sinking fund payment, if any, for such series shall be in arrears, restrictions or limitations on the exercise by the corporation of its right to purchase or redeem shares of any junior stock. In case of the redemption of a part only of any series of the Preference Stock at the time outstanding, the corporation shall select by lot (except as otherwise provided with respect to any particular series in the resolution of the Board of Directors establishing such series), or in such manner as the Board of Directors may determine, the shares s o t o be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for account of the holders of the shares s o t o be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preference Stock so called for redemption, shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of Preference Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest, and thereupon such stock shall be deemed cancelled and retired; provided, however, that, if after mailing said notices as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preference Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America, of the State of Vermont or of The Commonwealth of Massachusetts, thereupon all shares of the Preference Stock with respect to which such deposit shall have been made, shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preference Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption, but without interest; further provided however, that any funds so set aside by deposit in trust for the account of the holders of shares to be redeemed and remaining unclaimed by said holders for six years after the date of each such redemption shall, upon written request of the corporation therefor, be repaid by the bank or trust company acting as trustee to the corporation upon its written receipt, and such amended holders shall thereafter be entitled to look to the corporation and only to the corporation for payment of the amount payable upon redemption but without interest.

As amended Sept. 25, 1975 As amended Sept. 25, 1975
20E.   Subject to the rights of all senior stock, in the event of any liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution shall be made to the holders of junior stock, the holders of each series of the Preference Stock at the time outstanding shall be entitled to be paid in cash the amount fixed and determined by the resolution of the Board of Directors establishing such series, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and in addition thereto, if such liquidation, dissolution or winding up be voluntary, such premium, if any, as shall have been fixed for such series by the resolution of the Board of Directors establishing such series.

No payments on account of such distributive amounts shall be made to the holders of any series of the Preference Stock, unless there shall likewise be paid at the same time to the holders of each other series of the Preference Stock, at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After payment to the holders of Preference Stock, the remaining net assets of the corporation shall be paid or distributed to the holders of junior stock then outstanding according to their respective rights. Consolidation or merger of the corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this subdivision 20E.

20F.   The holders of Preference Stock shall have no right to be represented at or to receive notice of meetings of the stockholders of the corporation or to vote upon any question or at any election, except as hereinafter specifically provided, or as may be required by the laws of the State of Vermont.

(a) If dividends accrued on the outstanding Preference Stock shall at any time and from time to time equal or exceed an amount equivalent to six (6) full quarterly dividends on all shares of all series of the Preference Stock at the time outstanding, then until all dividends in default on the Preference Stock shall have been paid, the holders of Preference Stock shall have the right to be represented at and to receive notice of any meeting of the stockholders of the corporation held for the purpose of electing directors, and voting separately as one class, by plurality vote of a majority of the shares outstanding, shall be entitled to elect two (2) directors, the remaining members of the Board of Directors to be elected by the holders of the senior stock and junior stock or any other class of stock entitled to vote therefor in accordance with their respective rights. If and when all dividends then in default on the Preference Stock shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preference Stock shall thereupon be divested of such special right to elect any member of the Board of Directors, but subject always to the same provisions for the vesting of such special right in the Preference Stock in case of further like default or defaults. Nothing in this paragraph (a) shall prevent holders of any additional class or preferred stocks hereafter authorized from being given a right similar to that given to holders of Preference Stock by this paragraph (a). Each share of Preference Stock shall have one vote per share.

As amended Sept. 25, 1975
21. The following provisions shall govern the classification, election, appointment and removal of directors.

(a) Subject to the provisions of paragraph (d) below, the Board of Directors shall consist of not less than 9 or more than 13 persons, the exact number to be fixed from time to time in the manner set forth in the By-laws. The Directors (other than those elected under any other provision of these Articles) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Upon their initial election, the members of the first class shall hold office for a term expiring at the next annual meeting of stockholders after their election, the members of the second class shall hold office for a term expiring at the second annual meeting of stockholders after their election, and the members of the third class shall hold office for a term expiring at the third annual meeting of stockholders after their election.

(b) Subject to the provisions of paragraph (d) below, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors. Any Director elected in accordance with this provision shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

(c) Except as otherwise provided in paragraph (e) of subdivision 6, a Director may be removed from office only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of the Common Stock and of any other class of stock then being expressly entitled to vote with the Common Stock on the question.

(d) Nothing contained in paragraphs (a) through (c) of this subdivision 21 shall be deemed to alter, amend or repeal the provisions of the paragraph (b) of subdivision 6, paragraph (b) of subdivision 10F, paragraph (b) of subdivision 17, or paragraph (a) of subdivision 20F, each of which confers, under the circumstances described therein, on the holders of the classes of stock referred to therein, the right to vote in the election of directors. During any period in which such rights may be exercised, the provision or provisions conferring such rights shall prevail over any provision of this subdivision 21 inconsistent therewith.

(e) Notwithstanding any other provision of these Articles of Association, of the By-Laws of the Company, or of law, the affirmative vote of the holders of at least 80 percent of the combined voting power of the then-outstanding shares of the Common Stock and of any other class of stock then being expressly entitled to vote in the election of Directors shall be required (i) to alter, amend or repeal this subdivision 21 or any provision thereof, or (ii) to alter, amend or repeal Sections 2, 3, 4, 5, or 6 of Article V of the By-laws of the Company.

As added February 27, 1987 As amended February 9, 2010
22.   Except as otherwise specifically provided herein, these Articles of Association may be amended from time to time at any annual or special meeting of stockholders, the call for which shall set forth the substance of the proposed amendment, by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote or, if more than one class of stock is then entitled to vote, by the affirmative vote of the holders of a majority of each class of the outstanding stock so entitled to vote.
As amended May 19, 1948

Dated at City of Rutland, in the County of Rutland, this 19th day of January, A.D. 1929.
Subscribers W. H. Lawson Bert L. Stafford Edwin W. Lawrence	Post Officer Address Rutland, Vermont Rutland, Vermont Rutland, Vermont

I hereby certify that the foregoing is a true copy of the Articles of Association of Central Vermont Public Service Corporation, as amended, as filed and recorded in the office of the Secretary of State of Vermont, the last amendment having been filed                                    , 19             .

In Witness Whereof, I have hereunto set my hand and affixed the corporate seal of Central Vermont Public Service Corporation, this                         day of                                   A.D. 19               .

Secretary

STATE OF VERMONT Office of Secretary of State
I hereby certify that the foregoing is a true copy of the Articles of Association of Central Vermont Public Service Corporation, as amended, as filed and recorded in the office, the last amendment having been filed                                    , 19             .

In Testimony Whereof, I have hereunto set my hand and affixed my Official Seal, at Montpelier, this                         day of                                    A.D. 19               .

Secretary of State